                              POWER OF ATTORNEY
                    FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144
                          IN RESPECT OF SECURITIES OF
                      PROFESSIONAL DIVERSITY NETWORK, INC.

         The undersigned hereby constitutes and appoints Myrna Newman as her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for her in her name and stead in any and all capacities, to sign and file for and on her behalf, in respect of any acquisition, disposition or other change in ownership of any Common Stock of Professional Diversity Network,
Inc. (the "Company"), the following:

        (i)     any Form ID to be filed with the Securities and Exchange
                Commission (the "SEC");

        (ii)    any Initial Statement of Beneficial Ownership of Securities on
                Form 3 to be filed with the SEC;

        (iii)   any Statement of Changes of Beneficial Ownership of Securities
                on Form 4 to be filed with the SEC;

        (iv)    any Annual Statement of Beneficial Ownership of Securities on
                Form 5 to be filed with the SEC;

        (v)     any Notice of Proposed Sale of Securities on Form 144 to be
                filed with the SEC; and

        (vi)    any and all agreements, certificates, receipts, or other
                documents in connection therewith. The undersigned hereby gives full power and authority to the attorney-in-fact to seek and obtain as the undersigned's representative and on the
                undersigned's behalf, information on transactions in the
                Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information. The undersigned hereby grants unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof. The undersigned
                acknowledges that:

             (i)   neither the Company nor such attorney-in-fact assumes
                   (i) any liability for the undersigned's responsibility
                   to comply with the requirement of the Securities
                   Exchange Act of 1934, as amended (the "Exchange Act"),
                   (ii) any liability of the undersigned for any failure to
                   comply with such requirements or (iii) any obligation or
                   liability of the undersigned for profit disgorgement
                   under Section 16(b) of the Exchange Act; and

             (ii)  this Power of Attorney does not relieve the undersigned from responsibility for compliance with the
                   undersigned's obligations under the Exchange Act,
                   including without limitation the reporting requirements
                   under Section 16 of the Exchange Act. This Power of
                   Attorney shall remain in full force and effect until
                   revoked by the undersigned in a signed writing delivered
                   to such attorney-in-fact. IN WITNESS WHEREOF, the
                   undersigned has executed this Power of Attorney.

            Date:  March 1, 2013        /s/ Tandalea Mercer
                                        ----------------------------------------
                                        Tandalea Mercer
                                        Executive Vice President - Compliance